                                                             Exhibit 10.10(i)



                                  ESCROW AGREEMENT



    THIS ESCROW AGREEMENT is entered into this 5th day of November 1997, by and among (i) I. C. Isaacs & Company L.P., a Delaware limited partnership ("Buyer"); (ii) Brookhurst, Inc., a California corporation ("Seller") and
(iii) Paine Webber Inc. (the "Escrow Agent").



                                W I T N E S S E T H :



    WHEREAS, Seller and Buyer are parties to a Worldwide Rights Acquisition Agreement dated September 30, 1997 (the "Acquisition Agreement") pursuant to which Seller has sold to Buyer, and Buyer has purchased from Seller, subject to the terms and conditions set forth in the Agreement, certain assets, subject to certain liabilities, of Seller constituting the assets of the BOSS business of Seller;



    WHEREAS, Buyer and Seller wish to enter into this Escrow Agreement in order to establish an escrow arrangement for certain funds that are being and will be deposited with the Escrow Agent pursuant to the terms of the Acquisition Agreement and a promissory note of even date herewith in favor of Seller (the "Note");

    WHEREAS, funds deposited with the Escrow Agent hereunder shall be referred to as the "Escrow Fund";

    WHEREAS, Buyer and Seller wish to appoint the Escrow Agent, and the Escrow Agent has agreed to act, as a depository and administrator of the Escrow Fund upon the terms, conditions and provisions hereinafter set forth; and

    NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged by the Escrow Agent, it is hereby agreed among the parties hereto as follows:

1.  Appointment of the Escrow Agent

    1.1 Buyer and Seller hereby designate the Escrow Agent, and the Escrow Agent hereby agrees to act, as a depository and administrator of the Escrow Fund, subject to the terms and conditions set forth herein.

    1.2 The Escrow Agent's duties and responsibilities, in its capacity as such, shall be limited to those expressly set forth in this Escrow Agreement, and the Escrow Agent shall not be subject to, nor obligated to recognize, any other agreement between any or all of the parties hereto even though reference thereto may be made herein, except to the extent that definitions contained in the Acquisition Agreement are incorporated into this Escrow Agreement. This Escrow Agreement may not be amended at any time in such a way as to affect the rights, responsibilities, obligations, liabilities or fees of the Escrow Agent except with the Escrow Agent's prior written consent, as evidenced by an instrument in writing signed by all the parties hereto.

    1.3 The Escrow Agent, in its capacity as such, is authorized, in its sole discretion, to disregard any and all notices or directions given by Buyer or Seller or by any other person, firm or corporation, except (i) such notices, directions, instructions as are specifically provided for herein,
(ii) joint written instructions received by the Escrow Agent from Buyer and Seller and (iii) a Final Order (as hereinafter defined). If any property subject hereto is at any time attached, garnished or levied upon under a Final Order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by the Final Order, or in case the Final Order shall be made or entered affecting such property or any part thereof, then and in any of such events the Escrow Agent is authorized to rely upon and comply with any such Final Order which the Escrow Agent is advised by competent and experienced legal counsel of its own choosing, or by legal counsel selected by mutual consent of Seller and Buyer, is not subject to further review or appeal and is binding upon the Escrow Agent for purposes hereof . The term "Final Order" as used herein shall mean a final judgment, order or award of a court of competent jurisdiction or arbitrator, as evidenced by a certified copy of such judgment, order or award, as certified by such court or arbitrator, as the case may be, provided that such judgment, order or award is not appealable or the time for taking an appeal has expired, or in the case of an arbitral award, payment is not stayed by a court of competent jurisdiction.

    1.4 (a) In the event that the Escrow Agent shall be uncertain as to its duties or actions hereunder, or shall receive instructions from Buyer or Seller which, in the opinion of the Escrow Agent, are in conflict with any of the provisions of this Agreement, it shall be entitled to maintain the Escrow Fund and may decline to take any further action until the Escrow Agent receives joint written instructions from Buyer and Seller (or a Final Order) directing the disbursement of all or any portion of such Escrow Fund, in which case the Escrow Agent shall then make such disbursement in accordance with such instructions (or Final Order). Should any dispute arise with respect to the payment or ownership or right of possession of any proposed disbursement, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any part of the amount of such proposed disbursement until such dispute shall have been settled either by mutual agreement of the parties concerned or by a Final Order, provided that the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings, and, provided further, that if any such dispute continues for more than 120 days, the Escrow Agent may, in its discretion, upon written notice to Buyer and Seller interplead the Escrow Fund (or that portion thereof which is the subject of such dispute) to a court of competent jurisdiction (subject to the provisions of
Section 6.4(b) hereof).

         (b) Notwithstanding the foregoing, the interpleader by the Escrow Agent of any sum to a court of competent jurisdiction (the "Interpleader Action") shall in no way operate to alter or affect the parties' obligations to arbitrate any dispute pursuant to paragraph 6.4(b) of this Agreement. In furtherance of the parties' obligations to arbitrate any dispute arising hereunder the parties agree to execute any reasonably necessary document, including but not limited to any stipulation, stipulated order and/or stipulation of discontinuance, to cause any sum interpleaded to a court of competent jurisdiction by the Escrow Agent to be transferred to an account under the control of the arbitrator(s) selected pursuant to paragraph 6.4(b) of this Agreement and to have the Interpleader Action dismissed.
Thereafter, the dispute related to the interpleaded funds shall be resolved in arbitration pursuant to paragraph 6.4(b) of the Agreement.

    1.5  (a)  It is understood and agreed that the Escrow Agent shall:

              (i) be under no duty to accept notices or instructions from any person other than as expressly provided for in this Escrow Agreement;

              (ii) be protected in acting upon any notice, opinion, request, certificate, approval, consent or other document reasonably believed by it to be genuine and what it purports to be;

              (iii)be deemed conclusively to have given and delivered any notice required to be given or delivered hereunder if the same is in writing, signed by any one of its authorized officers and (A) mailed, by registered or certified mail, return receipt requested, postage prepaid,
    (B) sent via expedited courier service that regularly requires signed receipts evidencing delivery, or (C) hand delivered, in a sealed wrapper, manually receipted for by the addressee, in each case to Buyer or Seller with a copy to the other party to this Agreement at the addresses set forth in Section 6.3 hereof;

              (iv) be indemnified and held harmless jointly by Buyer and Seller from and against any claim made against it by reason of its acting or failing to act in connection with any of the transactions contemplated hereby and against any loss, liability or expense, including reasonable attorneys' fees and other reasonable expenses of defending itself against any claim of liability it may sustain in carrying out the terms of this Escrow Agreement, except for claims which are successfully asserted against the Escrow Agent based upon the Escrow Agent's failure to comply with the terms and conditions of this Escrow Agreement or the bad faith, gross negligence or willful misconduct of the Escrow Agent; provided however, that (A) promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any such action, suit or proceeding, the Escrow Agent shall notify all parties hereto in writing of the existence of such demand, claim, action, suit or proceeding; (B) the indemnitor shall be entitled, at its own expense, to participate in and assume the defense of any such action, suit or proceeding; and (C) the aforesaid indemnity obligations shall survive the termination of this Escrow Agreement or the resignation of the Escrow Agent;

              (v) have no liability in respect of or duty to inquire into the terms and conditions of the Acquisition Agreement or any other document or agreement executed in connection with or pursuant to the Acquisition Agreement, its duties under this Escrow Agreement being understood by the parties to be ministerial in nature;

              (vi) be permitted to consult with counsel of its choice which is reasonably experienced in legal matters of a nature similar to those arising under this Escrow Agreement, and shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with the advice of such counsel; provided, however, that nothing contained in this subsection (vi), nor any action taken by the Escrow Agent or by such counsel, shall relieve the Escrow Agent from liability for any claims which are occasioned by its failure to comply with the terms and conditions of this Escrow Agreement or the bad faith, gross negligence or willful misconduct of the Escrow Agent, as provided in subparagraph (iv) above;

              (vii) not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Escrow Agreement, unless the same shall be in writing and signed by both Buyer and Seller and notice thereof is provided to the Escrow Agent, except to the extent that any such modification, amendment, termination, cancellation, rescission or supersession affects the rights, responsibilities, obligations, liabilities or fees of the Escrow Agent hereunder, in which case any document or instrument reflecting such changes shall also be signed by the Escrow Agent;

              (viii) be entitled to refrain from taking any action other than to keep all cash and other payments and all other property held by it in escrow and to make the investments as herein provided until it shall be directed otherwise in writing by Buyer and Seller, or as otherwise provided herein or by a Final Order; and

              (ix) not have any interest in the Escrow Fund, other than possession thereof in its capacity as escrow agent hereunder.

         (b) Any payments of interest or income from the Escrow Fund shall be subject to withholding regulations then in force with respect to federal, state and local taxes. The parties will provide the Escrow Agent with appropriate W-9 forms for taxpayer identification number certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are part of the Escrow Fund and shall not be responsible for any other reporting. This paragraph shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

         (c) Notwithstanding anything to the contrary herein, unless and until funds are deposited with the Escrow Agent pursuant to Section 2.1, the Escrow Agent shall not have any liability or responsibility whatsoever to Buyer or Seller or any other person under this Escrow Agreement, except for its failure or refusal to accept delivery of any funds deposited in escrow with the Escrow Agent in the manner specified in Section 2.1 or to hold such funds thereafter pursuant to the terms hereof.

    1.6 From and after the date hereof, Buyer and Seller shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments, or cause to be done such further acts, as the Escrow Agent may reasonably request in order to enable the Escrow Agent to carry out more effectively the provisions and purposes of this Escrow Agreement, to evidence compliance with this Escrow Agreement or to assure itself that it is reasonably protected in acting under this Escrow Agreement.

    1.7 (a) For its services hereunder, the Escrow Agent shall be entitled to be paid an annual fee in the amount specified in Exhibit A, payable in advance. The Escrow Agent hereby acknowledges receipt from Buyer and Seller of the fee for the first annual period hereunder. Payment of the relevant fee for all subsequent annual periods shall be due on each anniversary of the date hereof.

         (b) All fees of the Escrow Agent hereunder shall be paid by Buyer and Seller, such parties sharing equally in such costs.

2.  Establishment of Escrow Fund

    2.1 The parties acknowledge and agree that $5,625,000 has been deposited with the Escrow Agent as of the date hereof and from time to time further funds will be deposited with the Escrow Agent. The parties further agree that subject to the provisions of paragraph 3.2(e), one-half (1/2) of all principal and interest payments due under paragraph 2 of the Note shall be transmitted by the maker thereunder to the Escrow Agent for deposit in the Escrow Fund. Under no circumstances shall Seller be obligated to deposit any funds in the Escrow Fund beyond the amounts set forth in this Section 2.1 which are deposited by the maker with the Escrow Agent.

    2.2 The Escrow Fund shall be held by the Escrow Agent in a separate account and disbursed to Buyer or Seller in accordance with the terms of this Agreement.

    2.3 The Escrow Agent shall invest all funds on deposit from time to time in the Escrow Fund, and all undistributed income earned thereon, and keep the same invested in certain instruments as Seller shall from time to time direct the Escrow Agent in writing, subject to the restrictions and limitations hereinafter provided, and disburse the same terms, conditions and provisions hereof. The Escrow Agent shall invest the Escrow Fund solely in accordance with Seller's instructions, provided that Seller's instructions and the Escrow Agent's authority shall be restricted to: (i) obligations issued or unconditionally guaranteed by the Government of the United States of America or any State or political subdivision thereof;
(ii) certificates of deposit and interest-bearing deposit accounts of any domestic bank or trust company which has a combined capital and surplus of at least $200,000,000; (iii) certificates of deposit with a maturity not to exceed one year or (iv) commercial paper with a maturity of no more than one year issued by any corporation organized and existing under the laws of the United States of America or any state thereof, which at the time of purchase has been rated, and the ratings for which are not less than, "A-1" if rated by Standard and Poor's Corporation or "P-1" if rated by Moody's Investors Services, Inc. In no event shall the Escrow Agent invest the Escrow Fund or any undistributed income earned thereon in any security or instrument having a maturity extending beyond one year, provided, that such limitation shall not apply to the obligations described in clause (i) above. The Escrow Agent shall have authority to invest daily cash receipts received by the Escrow Fund in the Paine Webber Money Market Fund, or equivalent brokerage house money market fund pending investment of such funds in accordance with the provisions of this Section 2.3.

3.  Disposition of Escrow Fund

    3.1 All funds on deposit from time to time in the Escrow Fund shall be held, invested and reinvested by the Escrow Agent pursuant to the terms of this Escrow Agreement until the funds therein shall be disbursed in accordance with the terms of this Escrow Agreement.

    3.2 The Escrow Agent shall make disbursement of funds on deposit in the Escrow Fund only as set forth in this Section 3.2.

         (a) Buyer shall promptly provide Seller and the Escrow Agent with a copy of all Buyer Indemnity Claims submitted by Buyer pursuant to Section 8.2 of the Acquisition Agreement, whether such Buyer Indemnity Claims are issued before or after any funds are deposited into escrow hereunder.

         (b) Promptly following its receipt of notice of any Buyer Indemnity Claims, and without any further duty of investigation or inquiry on its part, the Escrow Agent shall establish a reserve (a "Reserve") in the Escrow Fund, which in all events shall be equal to the full amount of each claim identified in such notice (which shall include, without limitation, Buyer's good faith estimate of the costs and expenses reasonably expected to be incurred by Buyer in investigating and disposing of any such claim). Subject to Sections 9.12(b) and (c) of the Acquisition Agreement concerning release of funds from the Escrow Fund following expedited arbitration, the Escrow Agent shall not be authorized to release any funds from the Escrow Fund as to which a Reserve has been established pursuant to this Section 3.2(b) unless and until the relevant Buyer Indemnity Claim that gave rise to such Reserve has been Definitively Resolved and the Escrow Agent has received written notice of such resolution pursuant to the requirements of Section 3.2(c) below. Until they are Definitively Resolved in the manner hereinafter provided, all unresolved Buyer Indemnity Claims shall be referred to herein as "Pending Claims."

         (c) For purposes hereof, a Pending Claim shall be deemed to have been "Definitively Resolved" when any of the following events has occurred:

    (i)   a claim is settled by mutual written agreement of Buyer and Seller; or

    (ii)  a Final Order deciding such claim has been rendered; or

    (iii) ninety (90) days have elapsed since Seller's initial receipt of notice of a Buyer Indemnity Claim ("First Notice") and neither Buyer nor Escrow Agent has received, on or before that date, a written notice from Seller disputing such claim in whole or in part, and Buyer has provided a further notice ("Second Notice") sent to Seller by registered or certified mail to the effect that Seller has not disputed such claim and that Buyer intends to submit a Settlement Notice (as hereinafter defined) and Seller has not within thirty (30) days after receipt of such Second Notice disputed in writing the Buyer Indemnity Claim by written notice to Buyer or Escrow Agent.

The Escrow Agent shall not be deemed to have received notice that a Pending Claim has been Definitively Resolved, and shall not be obligated to take any action with respect thereto, until 10 days after the Escrow Agent shall have received one of the following (a "Settlement Notice"): (A) with respect to subparagraph (i) above, a copy of joint written instructions duly signed by Buyer and Seller stating that a Pending Claim has been settled by mutual agreement of Buyer and Seller; (B) with respect to subparagraph (ii) above, a certified copy of the final arbitration award which has not been stayed by a court of competent jurisdiction within 30 days thereafter, or the final non-appealable judgment, order or award of the relevant court, together with a certificate duly signed by the prevailing party in such proceeding certifying that such judgement, order or award is final and non-appealable for all purposes hereof; and (C) with respect to subparagraph (iii) above, written certification from Buyer issued to the Escrow Agent in good faith to the effect that Buyer has provided the First Notice and the Second Notice as described in subparagraph (iii) above without having received a written dispute notice from Seller, as provided above. Each Settlement Notice shall stipulate the amount(s) to be paid to Buyer or Seller in connection with such Definitively Resolved claim, and copies thereof shall be provided to each of the parties hereunder at the same time it is provided to the Escrow Agent. Buyer and Seller hereby acknowledge and agree that the Escrow Agent shall have the right to rely upon any Settlement Notice duly given jointly by Buyer and Seller under (A) in the preceding sentence, by Buyer or Seller under (B) in the preceding sentence and by Buyer under (C) in the preceding sentence, and shall be authorized to act upon any such written notice.

         (d) A Buyer Indemnity Claim that has been Definitively Resolved shall be referred to herein as a "Settled Claim". To the extent that a Settled Claim has been resolved in favor of Buyer, the Escrow Agent shall promptly disburse the full amount (or the relevant portion, as applicable) of such claim to Buyer (or such other person as Buyer may direct) from the Escrow Fund (to the extent of funds in the Escrow Fund) in accordance with the relevant Settlement Notice. Following such payment, all Reserves that relate to such Buyer Indemnity Claim and are not due Buyer in accordance with the terms of the Settlement Notice shall be released, but the funds subject thereto shall remain in the Escrow Fund until otherwise disbursed in accordance with the terms hereof.

         (e) On November 30, 1999, the excess of the outstanding principal amount of the Escrow Fund over $10,050,000, as such excess amount is further reduced by the aggregate amount of all outstanding Reserves, shall be disbursed by the Escrow Agent to Seller on five (5) days' prior written notice to Buyer. On November 30, 2000, the excess of the outstanding principal amount of the Escrow Fund over $8,250,000, as such excess amount is further reduced by the aggregate amount of all outstanding Reserves, shall be disbursed by the Escrow Agent to Seller on five (5) days' prior written notice to Buyer. On November 30, 2001, the excess of the outstanding principal amount of the Escrow Fund over $4,750,000, as such amount is further reduced by the aggregate amount of all outstanding Reserves, shall be disbursed by the Escrow Agent to Seller on five (5) days' prior written notice to Buyer. On November 30, 2002, the excess of the outstanding principal amount of the Escrow Fund over the aggregate amount of all outstanding Reserves, shall be disbursed by the Escrow Agent to Seller on five (5) days' prior written notice to Buyer.

         (f) Subject to paragraph (e) above, all funds deposited with the Escrow Agent shall continue to be held in escrow hereunder until November 30, 2002, on which date the balance of the Escrow Fund, net of any Reserves, shall be distributed to Seller. Any amounts remaining with the Escrow Agent thereafter shall be released from time to time as and when all remaining Pending Claims to which such funds relate have been Definitively Resolved. The Escrow Agent shall promptly disburse to Buyer the full amount of each Settled Claim resolved in favor of Buyer in accordance with the relevant Settlement Notice and any funds in the Escrow Fund in excess of remaining Reserves shall be distributed to Seller. Notwithstanding the foregoing, all funds deposited with the Escrow Agent shall be distributed to Buyer and/or Seller in accordance with any joint written instructions of Buyer and Seller.

         (g) The Escrow Agent shall provide written notice of any proposed distributions of funds to Buyer or Seller hereunder five (5) days before making any such disbursement. For purposes of such five (5)-day notice period, such period shall commence on the date on which the relevant notice is given by the Escrow Agent to Buyer and Seller and shall terminate at midnight on the fifth business day thereafter. The Escrow Agent shall also send copies of all notices it receives hereunder to the other parties hereto.

    3.3 The party or parties receiving a disbursement from the Escrow Fund shall, upon request, furnish to the Escrow Agent concurrently with its receipt of such disbursement, a signed receipt for the amount of such disbursement.

4.  Disposition of Income

    All income earned from time to time by the Escrow Fund ("Income") shall be pooled with all other funds held in the Escrow Fund for investment purposes and shall become part of the Escrow Fund for all purposes, provided that on December 31 of each calendar year or any other date mutually agreeable to Buyer, Seller and the Escrow Agent, Escrow Agent shall disburse to Seller 35% of all accrued Income (net of losses or any other expenses) unless such Income amounts are subject to a Reserve, Pending Claim or Settled
Claim.   Any losses realized upon any investment of the Escrow Fund pursuant to Section 2.3 or otherwise shall be charged to the Escrow Fund.

5.  Term

    5.1 The term of this Escrow Agreement shall commence on the date hereof and continue until the entire amount of principal and Income on deposit in the Escrow Fund shall have been disbursed by the Escrow Agent as provided in this Escrow Agreement, whereupon this Escrow Agreement and the escrow arrangements created hereunder shall terminate, and the Escrow Agent shall be released and discharged from all further duties and obligations hereunder, but without prejudice to any liability of the Escrow Agent for its failure to comply with the terms and conditions of this Escrow Agreement or its bad faith, gross negligence or willful misconduct hereunder.

    5.2 The Escrow Agent shall have the right, upon termination of this Escrow Agreement as hereinabove provided, to require the other parties hereto, as a condition to receiving a final disbursement from the Escrow Fund, if applicable, to execute, acknowledge and deliver to the Escrow Agent releases of the Escrow Agent, in its capacity as such, reasonably satisfactory to the Escrow Agent in form and content; provided, however, that the Escrow Agent shall have accounted to each party delivering such release with respect to the Escrow Agent's administration of the Escrow Fund and provided further that any such release shall not extend to any acts of bad faith, gross negligence or willful misconduct on its part in connection with the Escrow Agent's administration of the Escrow Fund.

6.  Miscellaneous

    6.1 (a) Buyer and Seller may, upon at least 30 days' prior written notice to the Escrow Agent executed by each of them, dismiss the Escrow Agent hereunder and jointly appoint a successor. In such event, the Escrow Agent shall promptly account for and deliver to the successor escrow agent named in such notice the then balance of the Escrow Fund, if any, including all investments thereof and accrued income thereon. Upon acceptance thereof and of such accounting by such successor escrow agent, and upon reimbursement to the Escrow Agent by Buyer and Seller of all expenses due to it hereunder through the date of such accounting and delivery, the Escrow Agent, in its capacity as such, shall be released and discharged from all of its duties and obligations hereunder, but without prejudice to any liability of the Escrow

Agent for failure to comply with the terms and conditions of this Escrow Agreement or its bad faith, gross negligence or willful misconduct hereunder.



         (b) (i) Without limiting the foregoing, the Escrow Agent (and any successor escrow agent hereunder) shall have the right, as provided in (ii) below, at any time to resign as such by delivering the Escrow Fund to any successor escrow agent jointly designated by the other parties hereto in writing , or to any escrow agent which constitutes a national banking association with assets in excess of $500,000,000 who is willing to serve under this Agreement], or to any court of competent jurisdiction, [or to an account under the control of the arbitrator(s) selected pursuant to paragraph 9.12 of the Acquisition Agreement, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement, but without prejudice to any liability of the Escrow Agent for its bad faith, gross negligence or willful misconduct hereunder.



         (ii) The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor escrow agent (including a court of competent jurisdiction) or (b) the day which is 30 business days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor escrow agent hereunder, the Escrow Agent's sole responsibility after that time shall be to safekeep the Escrow Fund until receipt of a designation of successor escrow agent hereunder or a joint written disposition instruction by the other parties hereto or a final order.

    6.2 This Escrow Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, heirs, remaindermen, assigns, executors, administrators, personal representatives, trustees and fiduciaries. The Escrow Agent shall have the right to rely upon any proper evidence of the authority of any such successors, heirs, remaindermen, assigns, executors, administrators, personal representatives, trustees and fiduciaries. Notwithstanding anything to the contrary herein contained, no beneficial interest of any person in the Escrow Fund shall be subject to anticipation or assignment by such person, nor shall the Escrow Fund be subject to interference or control of any creditor of such person, or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of such person prior to disbursement, and each party hereby agrees to indemnify the other parties in connection with any loss or diminution of such party's interest in the Escrow Fund as a result of any such matter.

    6.3 Any notice, direction, instruction or other communications required or permitted hereunder shall be given or made in writing and shall be (i) delivered personally (including commercial carrier), (ii) sent by registered or certified airmail, return receipt requested, postage prepaid or (iii) sent by telecopier, addressed to the party to whom they are directed at the following addresses, or at such other address as may from time to time be designated by such party to the others in accordance with this Section 6.3:

         If to Buyer, to:

              I. C. Isaacs & Company L.P.
              3840 Bank Street
              Baltimore, Maryland  21224
              Attention:  President and Co-Chief Executive Officer
              Telecopier:  410/558-2096

              I. C. Isaacs & Company L.P.
              350 Fifth Avenue
              Suite 1029
              New York, New York  10118
              Attention:  Chairman and Co-Chief Executive Officer
              Telecopier:  212/695-7579

         With a copy to:

              Piper & Marbury L.L.P.
              Charles Center South
              36 South Charles Street
              Baltimore, Maryland  21201-3010
              Attention:  Robert J. Mathias, Esq.
              Telecopier:  410/576-1604

         If to Seller, to:

              Brookhurst, Inc.
              107 West Carob Street
              Compton, California  90220
              Attention:  William E. Ott
              Telecopier: 310/763-3846

         With a copy to:

              Shereff, Friedman, Hoffman & Goodman, LLP
              919 Third Avenue
              New York, New York  10022
              Attention:   Robert J. Jossen, Esq.
              Telecopier:  212/758-9526

         If to the Escrow Agent, to:

              Paine Webber Inc.
              777 South Figueroa
              52nd Floor
              Los Angeles, CA 90017

              Attention:  Robert Donato
              Telecopier: 213/972-1539



    Copies of any written communications sent by Buyer or Seller to the Escrow Agent relating to this Escrow Agreement shall be sent to the other parties hereto, and copies of any written communications sent by the Escrow Agent relating to this Escrow Agreement shall be sent to Buyer and Seller. Notwithstanding the foregoing, Buyer and Seller shall have the right to engage in direct written communications between themselves relating to this Escrow Agreement without providing copies thereof to the Escrow Agent, except to the extent otherwise required under the terms of this Escrow Agreement.

    All notices, directions, instructions and communications hereunder shall be effective, and deemed given, if and when delivered, on and as of the date of receipt thereof, as evidenced by a written receipt by or on behalf of the party to which the same is so delivered, and, if mailed or sent by expedited courier, on and as of the date of delivery, as evidenced by the acknowledgement of delivery issued with respect thereto by the applicable postal authorities or by the confirmation of delivery issued by the applicable courier service. Any party may change its address for notices hereunder, effective upon giving of notice of such change hereunder to the other parties.

    6.4 (a) The validity, construction, operation, and effect of any and all of the terms and provisions of this Agreement shall be determined and enforced in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereunder, except as to matters solely involving foreign trademark rights, in which case the applicable foreign trademark laws shall be applied to determine such foreign trademark rights. In the event any legal action becomes necessary to enforce or interpret the terms of this Agreement, the parties agree that such action will be brought in the U.S. District Court for the Southern District of New York, and the parties hereby submit to the jurisdiction of such court; provided, however, that any party may enforce an arbitration award in any court of competent jurisdiction located in New York City and the parties hereby submit to the jurisdiction of any such court.

         (b) Notwithstanding Section 6.4(a) above, except as provided in this Section 6.4(b), all disputes arising from or in any way in connection with this Agreement shall be finally settled through binding arbitration conducted pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce in effect as of the date of the initiation of any dispute submitted to arbitration under this section ("ICC Rules") by three arbitrators appointed in accordance with the ICC Rules. Except as provided in this Section, no modification or amendment of the ICC Rules applicable to any such arbitration shall be binding upon the parties unless agreed to in writing by the parties. In each such arbitration, each party to the dispute shall appoint one arbitrator within 30 days of receipt by the defendant of the request for arbitration, and the arbitrators so appointed by the parties shall appoint the third arbitrator (who shall be the Chairman), within 30 days of the confirmation of the later of the two arbitrators appointed by the parties. If any such arbitration involves multiple claimants or multiple defendants, nomination of arbitrator shall be governed by the applicable ICC rules. Notwithstanding anything to the contrary contained in the ICC rules:
(i) the arbitration proceedings shall be conducted in the City of New York, State of New York; (ii) the arbitration proceedings shall be conducted in the English language; and (iii) the arbitrators shall apply New York law without regard to such state's choice of law rules except as to matters involving issues of foreign trademark law, in which case the applicable foreign trademark laws shall be applied. If the non-prevailing party does not comply with an arbitration decision, the prevailing parties may immediately enforce the arbitration decision in an equitable proceeding in court with both parties' court costs and related attorneys' fees paid by the non-prevailing party in the arbitration, unless the arbitration decision is modified, or not upheld or enforced, in which case, each side shall bear its own costs and attorneys' fees.

    6.5 This Escrow Agreement, and any notice, direction or other document or instrument delivered in connection herewith, may be executed in counterparts, each of which shall constitute an original instrument, but all of which together shall constitute a single agreement, notice, direction, document or instrument as the case may be. Buyer and Seller agree to cooperate with each other in good faith in joining in any notices or written instructions that are required to be delivered to the Escrow Agent jointly by Buyer and Seller.

    6.6 The provisions of this Escrow Agreement shall not be altered or terminated by operation of law or by the occurrence of any event (except as otherwise specified herein), including, without limitation, the death or incapacity or the termination of the legal existence of any party hereto.

    6.7 No party hereto may assign any of its interests, rights or obligations under this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer may, without the consent of Seller, assign rights and obligations under this Agreement to any entity under common control with Buyer or to any successor-in-interest, in whole or in part, to the assets acquired by Buyer from Seller, and Seller may assign its rights and obligations to any successor-in-interest to the assets of Seller by merger or liquidation. In addition, Seller may direct in writing to Escrow Agent (with a copy sent to Buyer) that proceeds of the Escrow Fund be paid to any third party Seller shall designate in writing. Nothing in this Agreement shall be construed as requiring Seller's or the Escrow Agent's consent to (a) the assignment, in whole or in part, of ICI's (as hereinafter defined) rights under this Agreement (including the right to make claims against and obtain proceeds from the Escrow Fund) to Ambra Inc., any affiliate of Hugo Boss AG ("Ambra"), or (b) the assumption, in whole or in
part, of ICI's obligations under this Agreement by Ambra.   In the event of
such assignment and/or assumption, Ambra shall be recognized as "Buyer" for purposes of all claims submitted by Ambra as Buyer pursuant to Section 3, including, without limitation, for purposes of distribution of funds pursuant to Settled Claims resulting therefrom.
Nothing in this Agreement shall be construed as affecting Buyer's rights under Section 6.10.

    6.8 All monetary amounts stated herein or determined hereunder are and shall be denominated in United States dollars, and all liabilities and obligations of any party hereunder, to the extent calling for the payment of money, shall be satisfied in United States dollars.

    IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.

                                       I. C. ISAACS & COMPANY L.P., a Delaware
                                       limited partnership




                                       By:  /s/ Robert J. Arnot
                                           ------------------------------------
                                       Name:    Robert J. Arnot
                                       Title:   Chairman and Co-Chief Executive
                                                   Officer

                                       By:  /s/ Gerald W. Lear
                                           ------------------------------------
                                       Name:    Gerald W. Lear
                                       Title:   President and Co-Chief Executive
                                                   Officer


                                       BROOKHURST, INC.


                                       By:  /s/ William Ott
                                           ------------------------------------
                                       Name:  William Ott
                                       Title:  President


                                       Paine Webber Inc.
                                       -----------------------------,
                                       as Escrow Agent


                                       By: /s/ Illegible

                                       Name:  Illegible
                                       Title: Branch Manager